SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Earliest Event Reported: March 28,2003

ADAIR INTERNATIONAL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas 000-10056 74-2142545
(State or other jurisdiction (Commission File Number) (IRS Employer of incorporation or organization) Identification No.)

2425 Fountainview Dr., Suite 215

Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant

On March 28, 2003, the Company appointed the accounting firm of Clyde Bailey, P.C. ("Bailey")as independent accountants for fiscal 2002 to replace Malone and Bailey ("Malone"), effective with such appointment. The appointment was recommended by Executive Management and approved by the Board of Directors. This action is a result of the Board's desire to insure shareholders of reliable and independent financial disclosure and as part of that strategy, to make a "clean break" from those optional relationships established by previous management.

The Board believes that this action is consistent with the mandate received from the shareholders at the Company's last Annual Meeting held on August 5, 2002 which resulted in the installation of an entirely new Board of Directors and Executive Management.

The Company is currently not involved in any disagreements or disputes with Malone on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

The Company has provided Malone with a copy of this disclosure and has requested that Malone furnish it with a letter addressed to the SEC stating whether it agrees with the above statements.

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Exhibits.
None.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAIR INTERNATIONAL OIL & GAS, INC.

By /s/ Richard G. Boyce Date: March 28, 2003
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Richard G. Boyce

President and Director